                       DEAN WITTER MARKET LEADER TRUST
                          SELECTED DEALERS AGREEMENT

Gentlemen:

   Dean Witter Distributors Inc. (the "Distributor") has a distribution agreement (the "Distribution Agreement") with Dean Witter S&P 500 Index Fund, a Massachusetts business trust (the "Fund"), pursuant to which it acts as the Distributor for the sale of the Fund's shares of common stock, par value $0.01 per share (the "Shares"). Under the Distribution Agreement, the Distributor has the right to distribute Shares for resale.

   The Fund is an open-end management investment company registered under the Investment Company Act of 1940, as amended, and the Shares being offered to the public are registered under the Securities Act of 1933, as amended. You have received a copy of the Distribution Agreement between us and the Fund and reference is made herein to certain provisions of such Distribution Agreement. The terms used herein, including "Prospectus" and "Registration Statement" of the Fund and "Selected Dealer" shall have the same meaning in this Agreement as in the Distribution Agreement. As principal, we offer to sell shares to you, as a Selected Dealer, upon the following terms and conditions:

   1. In all sales of Shares to the public you shall act as dealer for your own account, and in no transaction shall you have any authority to act as agent for the Fund, for us or for any Selected Dealer.

   2. Orders received from you will be accepted through us or on our behalf only at the net asset value applicable to each order, as set forth in the current Prospectus. The procedure relating to the handling of orders shall be subject to instructions which we or the Fund shall forward from time to time to you. All orders are subject to acceptance or rejection by the Distributor or the Fund in the sole discretion of either.

   3. You shall not place orders for any Shares unless you have already received purchase orders for such Shares at the applicable net asset values and subject to the terms hereof and of the Distribution Agreement and the Prospectus. You agree that you will not offer or sell any of the Shares except under circumstances that will result in compliance with the applicable Federal and state securities laws and that in connection with sales and offers to sell Shares you will furnish to each person to whom any such sale or offer is made a copy of the Prospectus (as then amended or supplemented) and will not furnish to any person any information relating to the Shares, which is inconsistent in any respect with the information contained in the Prospectus (as then amended or supplemented) or cause any advertisement to be published by radio or television or in any newspaper or posted in any public place or use any sales promotional material without our consent and the consent of the Fund.

   4. The Distributor will compensate you for sales of shares of the Fund and personal services to Fund shareholders by paying you a sales charge and/or other commissions, which may be in the form of a gross sales credit and/or an annual residual commission) and/or a service fee, under the terms and in the percentage amounts as may be in effect from time to time by the Distributor.

   5. You shall not withhold placing orders received from your customers so as to profit yourself as a result of such withholding; e.g., by a change in the "net asset value" from that used in determining the offering price to your customers.

   6. If any Shares sold to you under the terms of this Agreement are repurchased by us for the account of the Fund or are tendered for redemption within seven business days after the date of the confirmation of the original purchase by you, it is agreed that you shall forfeit your right to, and refund to us, any commission received by you with respect to such Shares.

   7. No person is authorized to make any representations concerning the Shares or the Fund except those contained in the current Prospectus and in such printed information subsequently issued by us or the Fund as information supplemental to such Prospectus. In purchasing Shares through us you shall rely solely on the representations contained in the Prospectus and supplemental information above mentioned. Any printed information which we furnish you other than the Prospectus and the Fund's periodic reports and proxy solicitation material are our sole responsibility and not the responsibility of the Fund, and you agree that the Fund shall have no liability or responsibility to you in these respects unless expressly assumed in connection therewith.

   8. You agree to deliver to each of the purchasers from you a copy of the then current Prospectus at or prior to the time of offering or sale and you agree thereafter to deliver to such purchasers copies of the annual and interim reports and proxy solicitation materials of the Fund. You further agree to endeavor to obtain proxies from such purchasers. Additional copies of the Prospectus, annual or interim reports and proxy solicitation materials of the Fund will be supplied to you in reasonable quantities upon request.

   9. You are hereby authorized (i) to place orders directly with the Fund or its agent for shares of the Fund to be sold by us subject to the applicable terms and conditions governing the placement of orders for the purchase of Fund shares, as set forth in the Distribution Agreement, and (ii) to tender shares directly to the Fund or its agent for redemption subject to the applicable terms and conditions set forth in the Distribution Agreement.

   10. We reserve the right in our discretion, without notice, to suspend sales or withdraw the offering of Shares entirely. Each party hereto has the right to cancel this agreement upon notice to the other party.

   11. We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the distribution and redemption of Fund shares. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us herein. Nothing contained in this paragraph is intended to operate as, and the provisions of this paragraph shall not in any way whatsoever constitute, a waiver by you of compliance with any provision of the Securities Act of 1933, as amended, or of the rules and regulations of the Securities and Exchange Commission issued thereunder.

   12. You represent that you are a member of the National Association of Securities Dealers, Inc. and, with respect to any sales in the United States, we both hereby agree to abide by the Rules of Fair Practice of such Association.

   13. Upon application to us, we will inform you as to the states in which we believe the Shares have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states, but we assume no responsibility or obligation as to your right to sell Shares in any jurisdiction.

   14. All communications to us should be sent to the address shown below. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

   15. This Agreement shall become effective as of the date of your acceptance hereof, provided that you return to us promptly a signed and dated copy.

                                               Dean Witter Distributors Inc.

                                               By .............................
                                                     (Authorized Signature)

Please return one signed copy
of this agreement to:

Dean Witter Distributors Inc.
Two World Trade Center
New York, New York 10048

Accepted:

Firm Name:

By:

Address:

Date:

                        DEAN WITTER DISTRIBUTORS INC.

Gentlemen:

   Dean Witter Distributors Inc. (the "Distributor") has a distribution agreement (the "Distribution Agreement") with Dean Witter S&P 500 Index Fund, a Massachusetts business trust (the "Fund"), pursuant to which it acts as the Distributor for the sale of the Fund's shares of beneficial interest, par value $0.01 per share (the "Shares"). Under the Distribution Agreement, the Distributor has the right to distribute Shares for resale.

   The Fund is an open-end management investment company registered under the Investment Company Act of 1940, as amended, and the Shares being offered to the public are registered under the Securities Act of 1933, as amended. You have received a copy of the Distribution Agreement between us and the Fund and reference is made herein to certain provisions of such Distribution Agreement. The terms used herein, including "Prospectus" and "Registration Statement" of the Fund and "Selected Dealer" shall have the same meaning in this Agreement as in the Distribution Agreement. As principal, we offer to sell shares to your customers, upon the following terms and conditions:

   1. In all sales of Shares to the public you shall act on behalf of your customers, and in no transaction shall you have any authority to act as agent for the Fund, for us or for any Selected Dealer.

   2. Orders received from you will be accepted through us or on our behalf only at the net asset value applicable to each order, as set forth in the current Prospectus. The procedure relating to the handling of orders shall be subject to instructions which we or the Fund shall forward from time to time to you. All orders are subject to acceptance or rejection by the Distributor or the Fund in the sole discretion of either.

   3. You shall not place orders for any Shares unless you have already received purchase orders for such Shares at the applicable net asset values and subject to the terms hereof and of the Distribution Agreement and the Prospectus. You agree that you will not offer or sell any of the Shares except under circumstances that will result in compliance with the applicable Federal and state securities laws and that in connection with sales and offers to sell Shares you will furnish to each person to whom any such sale or offer is made a copy of the Prospectus (as then amended or supplemented) and will not furnish to any person any information relating to the Shares, which is inconsistent in any respect with the information contained in the Prospectus (as then amended or supplemented) or cause any advertisement to be published by radio or television or in any newspaper or posted in any public place or use any sales promotional material without our consent and the consent of the Fund.

   4. The Distributor will compensate you for sales of shares of the Fund and personal services to Fund shareholders by paying you a sales charge and/or other commission (which may be in the form of a gross sales credit and/or an annual residual commission) and/or a service fee, under the terms as are set forth in the Fund's Prospectus.

   5. If any Shares sold to your customers under the terms of this Agreement are repurchased by us for the account of the Fund or are tendered for redemption within seven business days after the date of the confirmation of the original purchase by you, it is agreed that you shall forfeit your right to, and refund to us, any commission received by you with respect to such Shares.

   6. No person is authorized to make any representations concerning the Shares or the Fund except those contained in the current Prospectus and in such printed information subsequently issued by us or the Fund as information supplemental to such Prospectus. In selling Shares, you shall rely solely on the representations contained in the Prospectus and supplemental information mentioned above. Any printed information which we furnish you other than the Prospectus and the Fund's periodic reports and proxy solicitation material are our sole responsibility and not the responsibility of the Fund, and you agree that the Fund shall have no liability or responsibility to you in these respects unless expressly assumed in connection therewith.

   7. You agree to deliver to each of the purchasers making purchases a copy of the then current Prospectus at or prior to the time of offering or sale, and you agree thereafter to deliver to such purchasers copies of the annual and interim reports and proxy solicitation materials of the Fund. You further agree to endeavor to obtain proxies from such purchasers. Additional copies of the Prospectus, annual or interim reports and proxy solicitation materials of the Fund will be supplied to you in reasonable quantities upon request.

   8. You are hereby authorized (i) to place orders directly with the Fund or its agent for shares of the Fund to be sold by us subject to the applicable terms and conditions governing the placement of orders for the purchase of Fund shares, as set forth in the Distribution Agreement, and (ii) to tender shares directly to the Fund or its agent for redemption subject to the applicable terms and conditions set forth in the Distribution Agreement.

   9. We reserve the right in our discretion, without notice, to suspend sales or withdraw the offering of Shares entirely. Each party hereto has the right to cancel this agreement upon notice to the other party.

   10. I. You shall indemnify and hold harmless the Distributor, from and against any claims, damages and liabilities which arise as a result of action taken pursuant to instructions from you, or on your behalf to: a)(i) place orders for Shares of the Fund with the Fund's transfer agent or direct the transfer agent to receive instructions for the order of Shares, and (ii) accept monies or direct that the transfer agent accept monies as payment for the order of such Shares, all as contemplated by and in accordance with
Section 3 of the Distribution Agreement; b)(i) place orders for the redemption of Shares of the Fund with the Fund's transfer agent or direct the transfer agent to receive instruction for the redemption of Shares and (ii) to pay redemption proceeds or to direct that the transfer agent pay redemption proceeds in connection with orders for the redemption of Shares, all as contemplated by and in accordance with Section 4 of the Distribution Agreement; provided, however, that in no case, (i) is this indemnity in favor of the Distributor and any such controlling persons to be deemed to protect the Distributor or any such controlling persons thereof against any liability to which the Distributor or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement or the Distribution Agreement; or
(ii) are you to be liable under the indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any such controlling persons, unless the Distributor or any such controlling persons, as the case may be, shall have notified you in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor or such controlling persons (or after the Distributor or such controlling persons shall have received notice of such service on any designated agent), but failure to notify you of any such claim shall not relieve you from any liability which you may have to the person against whom such action is brought otherwise than on account of the indemnity agreement contained in this paragraph. You will be entitled to participate at your own expense in the defense, or, if you so elect, to assume the defense, of any suit brought to enforce any such liability, but if you elect to assume the defense, such defense shall be conducted by counsel chosen by you and satisfactory to the Distributor or such controlling person or persons, defendant or defendants in the suit. In the event you elect to assume the defense of any such suit and retain such counsel, the Distributor or such controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case you do not elect to assume the defense of any such suit, you will reimburse the Distributor or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. You shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Shares.

   II. If the indemnification provided for in this Section 10 is unavailable or insufficient to hold harmless the Distributor, as provided above in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to herein, then you shall contribute to the amount paid or payable by the Distributor as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by you on the one hand and the Distributor on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then you shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also your relative fault on the one hand and the relative fault of the Distributor on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. You and the Distributor agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. The amount paid or payable by the Distributor as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by the Distributor in connection with investigating or defending any such claim. Notwithstanding the provisions of this subsection (II), you shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares distributed by it to the public were offered to the public exceeds the amount of any damages which it has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

   11. We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the distribution and redemption of Fund shares. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us herein. Nothing contained in this paragraph is intended to operate as, and the provisions of this paragraph shall not in any way whatsoever constitute, a waiver by you of compliance with any provision of the Securities Act of 1933, as amended, or of the rules and regulations of the Securities and Exchange Commission issued thereunder.

   12. You represent that you are a member of the National Association of Securities Dealers, Inc. and, with respect to any sales in the United States, we both hereby agree to abide by the Rules of Fair Practice of such Association.

   13. Upon application to us, we will inform you as to the states in which we believe the Shares have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states, but we assume no responsibility or obligation as to your right to sell Shares in any jurisdiction.

   14. All communications to us should be sent to the address shown below. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

   15. This Agreement shall become effective as of the date of your acceptance hereof, provided that you return to us promptly a signed and dated copy.
                                            DEAN WITTER DISTRIBUTORS INC.

                                            By  .............................
                                               (Authorized Signature)

Please return one signed copy
 of this agreement to:

Dean Witter Distributors Inc.
Two World Trade Center
New York, New York 10048

Accepted:

Firm Name: ..................................................................

By:  ........................................................................

Address: ....................................................................

 ............................................................................

Date: .......................................................................

                         DEAN WITTER DISTRIBUTORS INC.
                       OMNIBUS SELECTED DEALER AGREEMENT

Dear Sir or Madam:

    We, Dean Witter Distributors Inc. (the "Distributor") have a distribution agreement (the "Distribution Agreement") with each of the open-end investment companies listed in Schedule A attached hereto (each, a "Fund"), pursuant to which we act as the Distributor for the sale of each Fund's shares of common stock or beneficial interest, as the case may be, (the "Shares"). Under the Distribution Agreement, we have the right to distribute Shares for resale.

    Each Fund is an open-end management investment company registered under the Investment Company Act of 1940, as amended, and the Shares being offered to the public are registered under the Securities Act of 1933, as amended (the "Securities Act"). You have received a copy of the Distribution Agreements between us and each Fund and reference is made herein to certain provisions of such Distribution Agreements. The terms used herein, including "Prospectus" and "Registration Statement" of each Fund and "Selected Dealer" shall have the same meaning in this Agreement as in the Distribution Agreements. As principal, we offer to sell Shares to your customers, upon the following terms and conditions:

    1. In all sales of Shares to the public you shall act on behalf of your customers, and in no transaction shall you have any authority to act as agent for a Fund, for us or for any Selected Dealer.

    2. Orders received from you will be accepted through us or on our behalf only at the public offering price applicable to each order, as set forth in the applicable current Prospectus. The procedure relating to the handling of orders shall be subject to instructions which we or the applicable Fund shall forward from time to time to you. All orders are subject to acceptance or rejection by us or a Fund in the sole discretion of either.

    3. You shall not place orders for any Shares unless you have already received purchase orders for such Shares at the applicable public offering price and subject to the terms hereof and of the applicable Distribution Agreement and Prospectus. Furthermore, you agree that (i) you will offer or sell any of the Shares only under circumstances that will result in compliance with all applicable Federal and state securities laws; (ii) you will not furnish to any person any information relating to the Shares which is inconsistent in any respect with the information contained in the applicable Prospectus (as then amended or supplemented) or cause any advertisements to be published by radio or television or in any newspaper or posted in any public place or use any sales promotional material without our consent and the consent of the applicable Fund; and (iii) you will endeavor to obtain proxies from purchasers of Shares.

    4. We will compensate you for sales of shares of the Funds and personal services to Fund shareholders by paying you a sales charge and/or other commission (which may be in the form of a gross sales credit and/or an annual residual commission) and/or a service fee, each as separately agreed by you and us with respect to each Fund.

    5. If any Shares sold to your customers under the terms of this Agreement are repurchased by us for the account of a Fund or are tendered for redemption within seven business days after the date of the confirmation of the original purchase by you, it is agreed that you shall forfeit your right to, and refund to us, any commission received by you with respect to such Shares.

    6. No person is authorized to make any representations concerning the Shares or the Funds except those contained in the current applicable Prospectus and in such printed information subsequently issued by us or a Fund as information supplemental to such Prospectus. In selling Shares, you shall rely solely on the representations contained in the applicable Prospectus and supplemental information mentioned above. Any printed information which we furnish you other than the Prospectus and the Funds' periodic reports and proxy solicitation materials are our sole responsibility and not the responsibility of the Funds, and you agree that the Funds shall have no liability or responsibility to you in these respects unless expressly assumed in connection therewith.

    7. You are hereby authorized (i) to place orders directly with a Fund or its agent for shares of the Fund to be sold by us subject to the applicable terms and conditions governing the placement of orders for the purchase of Fund Shares, as set forth in the Distribution Agreement, and (ii) to tender Shares directly to the Fund or its agent for redemption subject to the applicable terms and conditions set forth in the Distribution Agreement.

    8. We reserve the right in our discretion, without notice, to suspend sales or withdraw the offering of Shares entirely. Each party hereto has the right to cancel this agreement with respect to one or more Funds upon notice to the other party.

    9. I. You shall indemnify and hold us harmless from and against any claims, damages and liabilities which arise as a result of action taken pursuant to instructions from you, or on your behalf to: (a)(i) place orders for Shares of a Fund with the Fund's transfer agent or direct the transfer agent to receive instructions for the order of Shares, and (ii) accept monies or direct that the transfer agent accept monies as payment for the order of such Shares, all as contemplated by and in accordance with Section 3 of the applicable Distribution Agreement; (b)(i) place orders for the redemption of Shares of a Fund with the Fund's transfer agent or direct the transfer agent to receive instruction for the redemption of Shares and (ii) to pay redemption proceeds or to direct that the transfer agent pay redemption proceeds in connection with orders for the redemption of Shares, all as contemplated by and in accordance with Section 4 of the applicable Distribution Agreement; provided, however, that in no case,
(i) is this indemnity in favor of us and any such controlling persons to be deemed to protect us or any such controlling persons against any liability to which we or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of our duties or by reason of reckless disregard of our obligations and duties under this Agreement or the applicable Distribution Agreement; or (ii) are you to be liable under the indemnity agreement contained in this paragraph with respect to any claim made against us or any such controlling persons, unless we or any such controlling persons, as the case may be, shall have notified you in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon us or such controlling persons (or after we or such controlling persons shall have received notice of such service on any designated agent), notwithstanding the failure to notify you of any such claim shall not relieve you from any liability which you may have to the person against whom such action is brought otherwise than on account of the indemnity agreement contained in this paragraph.

    II. You will be entitled to participate at your own expense in the defense, or, if you so elect, to assume the defense, of any suit brought to enforce any such liability, but if you elect to assume the defense, such defense shall be conducted by counsel chosen by you and reasonably satisfactory to us or such controlling person or persons, defendant or defendants in the suit. In the event you elect to assume the defense of any such suit and retain such counsel, we or such controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case you do not elect to assume the defense of any such suit, you will reimburse us or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. Each party shall promptly notify the other party to this Agreement of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Shares pursuant to this Agreement.

    III. If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless the Distributor, as provided above in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to herein, then you shall contribute to the amount paid or payable by us as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by you on the one hand and us on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then you shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also your relative fault on the one hand and our relative fault on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. You and we agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. The amount paid or payable by us as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by us in connection with investigating or defending any such claim. Notwithstanding the provisions of this subsection
(III), you shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares distributed by you to the public were offered to the public exceeds the amount of any damages which you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

    IV. Notwithstanding the provisions of subsections (I), (II) and (III), we shall indemnify, defend and hold harmless you and your officers, directors, employees, affiliates, agents, successors and assigns from and against any and all claims and all related losses, expenses, damages, cost and liabilities including reasonable attorneys' fees and expenses incurred in investigation or defense, arising out of or related to any breach of any representation, warranty or covenant by us contained in Section 15 of this Agreement.

    11. We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the distribution and redemption of Shares. Neither party shall be under any liability to the other party except for lack of good faith and for obligations expressly assumed herein. Nothing contained in this paragraph is intended to operate as, and the provisions of this paragraph shall not in any way whatsoever constitute, a waiver by you of compliance with any provision of the Securities Act, or of the rules and regulations of the Securities and Exchange Commission issued thereunder.

    12. You represent that you are a member of the National Association of Securities Dealers, Inc. and, with respect to any sales in the United States, we both hereby agree to abide by the Rules of Fair Practice of such Association.

    13. We will inform you as to the states in which we believe the Shares have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states, but we assume no responsibility or obligation as to your right to sell Shares in any jurisdiction.

    14. Notwithstanding any other provision of this Agreement to the contrary, we represent and warrant that the names and addresses of your customers (or customers of your affiliates) which have or which may come to our attention in connection with this Agreement are confidential and are your exclusive property and shall not be utilized by us except in connection with the functions performed by us in connection with this Agreement. Notwithstanding the foregoing, should a customer request, on an unsolicited basis, that we or an organization affiliated with us, provide services to such customer, we or such affiliated organization shall in no way violate this representation and warranty, nor be considered in breach of this Agreement.

    15. We represent, warrant, and covenant to you that the marketing materials, any communications distributed to the public and training materials designed by us or our agents relating to the product sold under this Agreement are true and accurate and do not omit to state a fact necessary to make the information contained therein not misleading and comply with applicable federal and state laws. We further represent, warrant, and covenant to you that the performance by us of our obligations under this Agreement in no way constitutes an infringement on or other violation of copyright, trade secret, trademark, proprietary information or non-disclosure rights of any other party.

    16. We shall maintain a contingency disaster recovery plan, and, in the event you are so required by any regulatory or governmental agency, we shall make such plan available to you for inspection at your office upon reasonable advance notice by you. Each party agrees that it will at all times conduct its activities under this Agreement in an equitable, legal and professional manner.

    17. We understand that the performance of your obligations under this Agreement is subject to examination during business hours by your authorized representatives and auditors and by federal and state regulatory agencies, and we agree that upon being given reasonable notice and proper identification we shall submit or furnish at a reasonable time and place to any such representative or regulatory agency reports, information, or other data relating to this Agreement as may reasonably be required or requested by you. We shall maintain and make available to you upon reasonable notice all material, data, files, and records relating to this Agreement for a period of not less than three years after the termination of this Agreement.

    18. The sales, advertising and promotional materials designed by either party or its agents relating to products sold under this Agreement shall comply with applicable federal and state laws. Each party agrees that the sales, advertising and promotional materials shall be made available to the other party prior to distribution to your employees or customers.

    19. Any controversy or claim between or among the parties hereto arising out of or relating to this Agreement, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the rules of the National Association of Securities Dealers, Inc. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Agreement applies in any court having jurisdiction over such action.

    20. All notices or other communications under this Agreement shall be in writing and given as follows:



If to us:                                Dean Witter Distributors Inc.
                                         Attn: Barry Fink,
                                         Two World Trade Center
                                         New York, NY 10048
If to you:                               NationsSecurities
                                         Attn: Barry P. Harris, General Counsel
                                         4201 Congress Street, Suite 245
                                         Charlotte, NC 28209


or such other address as the parties may hereafter specify in writing. Each such notice to any party shall be either hand-delivered or transmitted, postage prepaid, by registered or certified United States mail with return receipt requested, and shall be deemed effective only upon receipt.

    21. This Agreement shall become effective as of the date of your acceptance hereof, provided that you return to us promptly a signed and dated copy.

                                          DEAN WITTER DISTRIBUTORS INC.

                                          By ...................................
                                                    (Authorized Signature)

Please return one signed copy of this agreement to:

Dean Witter Distributors Inc.
Two World Trade Center
New York, New York 10048

Accepted:

Firm Name:  NationsSecurities
            ..........................
By: ..................................

Address:  4201 Congress St., Suite 245
       ...............................
         Charlotte, North Carolina
28209
       ...............................
Date:  May  , 1997
       ...............................

                                   SCHEDULE A



MONEY MARKET FUNDS

EQUITY FUNDS

Dean Witter Capital Appreciation Fund
Dean Witter Developing Growth Securities
Dean Witter Diversified Income Trust
Dean Witter Financial Services Trust
Dean Witter Global Utilities Fund
Dean Witter Income Builder Fund
Dean Witter Information Fund
Dean Witter International SmallCap Fund
Dean Witter Japan Fund
Dean Witter Mid-Cap Growth Fund

BALANCED FUNDS

Dean Witter Balanced Growth Fund
Dean Witter Balanced Income Fund

ASSET ALLOCATION FUNDS

Dean Witter Global Asset Allocation Fund

FIXED-INCOME FUNDS

Dean Witter High Income Securities
Dean Witter Intermediate Income Securities
Dean Witter Intermediate Term U.S. Treasury Trust
Dean Witter National Municipal Trust
Dean Witter Short-Term Bond Fund